EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Avitar, Inc.
Canton, MA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the previously filed Registration Statements filed on Forms S-3 and S-8 of our report dated December 8, 2004, except for Note 17 for which the date is December 17, 2004, relating to the consolidated financial statements of Avitar, Inc. appearing in the Company's Annual Report on Form 10-KSB/A-2 for the year ended September 30, 2004. Our report contains an explanatory paragraph regarding uncertainties as to the Company's ability to continue in business.


BDO Seidman, LLP

/s/ BDO Seidman, LLP

Boston, MA
March 24, 2005